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                                                                    EXHIBIT 10.1

                  [ENVIRONMENTAL SAFEGUARDS, INC. LETTERHEAD]


                                August 17, 2000



Facsimile: 410-895-3805
Cahill, Warnock Strategic Partners Fund LP          Facsimile: 504-833-9506
Strategic Associates LP                             Newpark Resources, Inc.
One South Street, Ste 2150                          3850 N. Causeway, Ste 1770
Baltimore, Maryland 21202                           Metairie, LA 77002-1756
Attn: David L. Warnock                              Attn: Matt Hardy

James H. Stone
Stone Energy
909 Poydras Street, Ste 2650
New Orleans, LA 70112

RE: LOAN SECURITY AGREEMENT DATED DECEMBER 17, 1997 BETWEEN ENVIRONMENTAL SAFEGUARDS, INC., NATIONAL FUEL & ENERGY, INC., ONSITE TECHNOLOGY L.L.C., JAMES
H. STONE, NEWPARK RESOURCES, INC., WARNOCK STRATEGIC PARTNERS FUND L.P., STRATEGIC ASSOCIATES, L.P. ("LOAN AGREEMENT") AND SERIES B CONVERTIBLE PREFERRED AND SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT BETWEEN ENVIRONMENTAL SAFEGUARDS, INC., JAMES H. STONE, NEWPARK RESOURCES, INC., WARNOCK STRATEGIC PARTNERS FUND L.P., AND STRATEGIC ASSOCIATES, L.P. (STOCK AGREEMENT")


Dear Sirs:

Capitalized terms in this letter agreement shall have the same meaning as set forth in the Loan Agreement. This letter agreement is to memorialize the agreement in principle that has been reached between the parties to the Loan Agreement and the Stock Agreement. The parties have agreed to the following with regard to the Loan Agreement, the Stock Agreement the Notes and the Loan
Documents:

1. Payment of principal and interest due and payable on September 4, 2000 shall be deferred until March 4, 2001 and shall bear interest at the rate set forth in 2.2(a) of the Loan Agreement and not at the Default Rate.

2. Payment of the Series C Preferred Stock Dividend due and payable on October 1, 2000 shall be deferred until April 1, 2001. Such deferred dividend shall bear interest at the rate set forth in 2.2(a) of the Loan Agreement and not at the Default Rate.

3. Payment of principal only due and payable on December 4, 2000 shall be deferred until June 4, 2001 and shall bear interest at the rate set forth in 2.2(a) of the Loan Agreement and not at


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     the Default Rate.

4. No late fees shall accrue with regard to any of the deferred amounts set forth in items 1 through 3 above.

5. In consideration of the deferral of payments set forth in 1 through 3 above, the Series C Preferred Shares shall be made convertible into common shares of Environmental Safeguards, Inc. From now through December 31, 2002 the Series C Preferred shares shall be convertible into 1,777,777 shares of common stock of Environmental Safeguards at a conversion price of $2.25 per common share. Beginning on January 1, 2003 the Series C Preferred Shares shall be convertible into 4,000,000 shares of common stock of Environmental Safeguards at a conversion price of $1.00 per common share. Should Environmental Safeguards, at any time, default on any provisions of the Loan Agreement, the Series C Preferred Shares shall be convertible into shares of common stock of Environmental Safeguards and become immediately exercisable at a conversion price of the lesser of $1.00 per share or the average trailing 30 day stock price at the time of default. (Such conversion rights may be effected by either amendment of the Certificate of Designation of Series C Convertible Preferred Stock or exchange of the Series C Preferred Shares for newly created Series D Preferred Shares having conversion rights as stated herein). The Company shall take steps necessary to file a Certificate of Designation covering the new conversion provisions prior to September 4, 2000.

6. The parties hereto agree to execute and deliver prior to September 4, 2000 all documents necessary to effect the agreements set forth in this letter, including, but not limited to, amendments to the Loan Agreement, amendments to the Stock Agreement, amendments to the Notes, amendments to the Certificate of Designation of Series C Convertible Preferred Stock, amendments to the Loan Documents.

7. EACH PARTY AGREES THAT TIME IS OF THE ESSENCE WITH REGARD TO THE MATTERS SET FORTH HEREIN. EACH PARTY FURTHER ADMITS AND AGREES THAT THE AGREEMENTS AND UNDERTAKINGS HEREIN SHALL BE ENFORCEABLE BY AN ACTION FOR SPECIFIC PERFORMANCE.

If this sets forth your understanding of the agreements reached by the parties, please indicate by signing in the space provided below.

Very Truly Yours
Environmental Safeguards, Inc.
National Fuel & Energy, Inc.
OnSite Technology LLC


/s/ JAMES S. PERCELL
James S. Percell
President
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CAHILL, WARNOCK STRATEGIC PARTNERS FUND L.P.
BY: CAHILL, WARNOCK STRATEGIC PARTNERS L.P.


/s/ DAVID L. WARNOCK
--------------------------------------------
David L. Warnock
A General Partner
Date:



STRATEGIC ASSOCIATES L.P.
BY: CAHILL, WARNOCK & COMPANY LLC


/s/ DAVID L. WARNOCK
--------------------------------------------
David L. Warnock
Managing Member
Date:



NEWPARK RESOURCES, INC.

/s/ MATTHEW W. HARDY
--------------------------------------------
Matthew W. Hardy
V. P. Finance & CFO
8-18-2000



JAMES M. STONE


/s/ JAMES M. STONE
--------------------------------------------
Date: